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                                                                    EXHIBIT 99.1





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LEHMAN BROTHERS INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(PRELIMINARY AND UNAUDITED)
(IN MILLIONS)

                                                   Three Months            Three Months Ended June 30, 1993
                                                       Ended           -----------------------------------------
                                                      June 30,           Lehman        Businesses
                                                       1994            Businesses        Sold         Historical
                                                   ------------        ----------      ----------     ----------
Revenues:
  Market making and principal transactions            $   184            $   287        $   127         $   414
  Investment banking                                       94                166             60             226
  Commissions                                             103                109            346             455
  Interest and dividends                                1,544              1,205             70           1,275
  Other                                                    14                 14            174             188
                                                      -------            -------        -------         -------
    Total revenues                                      1,939              1,781            777           2,558
  Interest expense                                      1,475              1,098             63           1,161
                                                      -------            -------        -------         -------
    Net revenues                                          464                683            714           1,397
                                                      -------            -------        -------         -------
Non-interest expenses:
  Compensation and benefits                               256                368            475             843
  Communications                                           38                 38             58              96
  Brokerage, commissions and clearance fees                34                 38             (9)             29
  Occupancy and equipment                                  25                 24             42              66
  Professional services                                    33                 27             15              42
  Advertising and market development                       25                 24             10              34
  Depreciation and amortization                            28                 21             20              41
  Other                                                    54                 41             53              94
                                                      -------            -------        -------         -------
     Total non-interest expenses                          493                581            664           1,245
                                                      -------            -------        -------         -------
Income (loss) before taxes and preferred
    dividend of subsidiary                                (29)               102             50             152
  Provision for (benefit from) income taxes               (22)                38             24              62
                                                      -------            -------        -------         -------
Income (loss) before preferred dividend
    of subsidiary                                          (7)                64             26              90

  Preferred dividend of subsidiary                        (17)               (17)                           (17)
                                                      -------            -------        -------         -------
Net income (loss)                                     $   (24)           $    47        $    26         $    73
                                                      =======            =======        =======         =======





Note: Certain prior period amounts have been reclassified to conform to the current year's presentation.